EXHIBIT 2.5

                           ARTICLES OF MERGER
                                   OF
                STARNET COMMUNICATIONS INTERNATIONAL INC.
                              WITH AND INTO
             STARNET COMMUNICATIONS INTERNATIONAL (DE) INC.

To the Secretary of State
State of Nevada

     Pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes ("NRS"), Starnet Communications International (DE) Inc., a Delaware corporation (the "Subsidiary"), does hereby submit the following Articles of Merger:

     1.   A Plan of Merger (the "Plan") for merging Starnet
Communications International Inc., a Nevada corporation (the "Parent"), with and into the Subsidiary (the "Merger"), has been adopted by the Board of Directors of the Parent and by the Board of Directors of the Subsidiary.

     2. The governing law of the Parent is Chapter 78 of the NRS and the governing law of the Subsidiary is the Delaware General Corporation Law.

     3. The Plan was approved by the written consent of a majority of the stockholders of the Parent, effective March 11, 1997, and the consent of such majority is sufficient for approval by the stockholders of the Parent. The Plan also was approved by the written consent of the sole stockholder of the Subsidiary, effective March 10, 1997.

     4. Upon the effective date of the Merger, the Certificate of Incorporation of the Subsidiary on file with the Delaware Secretary of State shall be amended to reflect a change of the Subsidiary's name to "Starnet Communications International Inc." No other amendments to the Certificate of Incorporation of the Subsidiary are effected by the Merger.

     5. The Plan is on file at the principal place of business of the Subsidiary located at 425 Carrall Street, Mezzanine Level, Vancouver, B.C., Canada V6B 6E3, and will be provided upon request and without cost to any stockholder of the Parent and the Subsidiary.

Executed on March 11, 1997

                           STARNET COMMUNICATIONS INTERNATIONAL (DE)
INC.
                           A Delaware corporation



                           By: /s/ JASON BOLDUC
                              --------------------------------
                               Its President  Jason Bolduc


                           By: /s/ CHRIS ZACHARIAS
                              --------------------------------
                              Its Secretary   Chris Zacharias

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

PROVINCE OF B.C.    )
                    )ss.
CANADA              )


     This instrument was acknowledged before me on March 11, 1997 by Jason Bolduc as President of Starnet Communications International (DE) Inc.

                              /s/ WILLIAM GEE
                              -----------------------------------
                              NOTARY PUBLIC
                              WILLIAM W.M. GEE
                              NOTARY PUBLIC                     PERMANENT
                              #202 10 E. PENDER STREET         COMMISSION
                              VANCOUVER, B.C.  V8A 1T1

PROVINCE OF B.C.    )
                    )ss.
CANADA              )


     This instrument was acknowledged before me on March 11, 1997 by Chris Zacharias as Secretary of Starnet Communications International (DE) Inc.

                              /s/ WILLIAM GEE
                              -----------------------------------
                              NOTARY PUBLIC
                              WILLIAM W.M. GEE
                              NOTARY PUBLIC                     PERMANENT
                              #202 10 E. PENDER STREET         COMMISSION
                              VANCOUVER, B.C.  V8A 1T1









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